Exhibit 10.1

Execution Copy

Contract Manufacturing Agreement

Entered into on this 25th day of June 2003 (the “Effective Date”)

By and Between:

Vision-Sciences, Inc., a Delaware (U.S.A.) corporation, having its principal place of business at 9 Strathmore Road, Natick, Massachusetts 01760, U.S.A., Fax No. +1-508-650-9976 (the “Company”);

And

Three BY Ltd., a company duly organized under the laws of Israel and having its principal place of business at Migdal Tefen, Israel, Fax No. + 972-4-987-2340 (the “Manufacturer”);

WHEREAS, the Manufacturer provides contract manufacturing services for the medical products industry including the manufacture of complicated and sensitive medical products; and

WHEREAS, the Company has developed and owns all proprietary rights in the Products (as defined in Section 1.11 below); and

WHEREAS, the Company wishes that the Manufacturer shall manufacture the Products for and on behalf of the Company (on a non-exclusive basis); and

WHEREAS, the Parties desire to hereby define the terms and conditions according to which the Manufacturer will manufacture Products for the Company; and

WHEREAS, in consideration of the mutual promises and covenants set forth below it is mutually agreed as follows:

1.                                       Definitions

1.1.                              Terms defined in this Article 1 and/or parenthetically defined elsewhere in this Agreement shall throughout this Agreement have the meaning here or there provided.  Defined terms may be used in the singular or the plural, as context shall require.

1.2.                              “Company Equipment” - any off-the-shelf and/or custom-made tooling for the manufacture of the Products which shall be provided to the Manufacturer by the Company. The Company Equipment already provided to the Manufacturer by the Company is detailed in Appendix “1.2” attached hereto.

1.3.                              “Conforming Products” – any Product which conforms to and does not deviate from, in any manner affecting form, fit or function, the corresponding specifications contained in the Specifications.

1.4.                              “Delivery Date” – the relevant delivery date pursuant to Sections 8.3 and/or 8.4 below.

1.5.                              “Improvements” - any improvements, modifications or adoptions pertaining to the Products made, created, invented, discovered or acquired by the Company and/or the Manufacturer and/or any of its/their employees or agents.

1.6.                              “Intellectual Property Rights” - means patents and all applications, continuations, continuations-in-part and divisionals with respect thereto; copyrights, and all other rights in works of authorship recognized in any jurisdiction; trade secrets; trademarks, service marks, logos and product names; all applications, registrations and renewals with respect to any of the foregoing; proprietary manufacturing methods; moral rights; all other intellectual property rights and rights in trade secrets, whether registered or not, that may be recognized in any jurisdiction; and all rights to sue for and remedies against past, present and future infringements or misappropriations of the foregoing.

1.7.                              “Manufacturing Equipment - the equipment that shall be used by the Manufacturer for the Manufacture of the Products.

1.8.                              “Manufacture” – the manufacture, assembly, quality testing, packaging, sterilizing and labeling of the Products.

1.9.                              “Materials” – the materials required for the Manufacture, which are detailed in Appendix “1.9” attached hereto, and any amendments thereto provided to the Manufacturer by the Company and/or initiated by the Manufacturer and approved in writing by the Company.

1.10.                        “Non-Conforming Products – any Product which does not conform to or which deviates from, in any manner affecting form, fit or function, the corresponding specifications contained in the Specifications, either during the Company’s pre-delivery inspection or at any later time, unless such deviation or non-conformity has been approved in writing by the Company.

1.11.                        “Products” – the products set forth in Appendix “1.11” attached hereto as same may be amended from time to time by a written instrument signed by the Parties.

1.12.                        “Proprietary Information” – shall mean and include any and all know-how, data and information relating to the Products and/or the Company, disclosed, made available to and/or prepared and/or generated by the Manufacturer or on its behalf, including, without limitation: (i) technical, engineering and manufacture information, packaging, designs, manufacture processes and development, quality control techniques and other know-how relating to or used, from time to time, in the Manufacture of the Products; (ii) sales, manufacturing and marketing information; and (iii) information contained in documents marked “Confidential”.

1.13.                        “Specifications” – the specifications of the Products and the Materials which are set forth in Appendix 1.13” attached hereto, including all relevant drawings pertaining to the Products and the Materials, as may be amended from time to time pursuant to the provisions of Section 3.3 of this Agreement.

2.                                       Representations of the Manufacturer

The Manufacturer hereby warrants and represents that at all times during which this Agreement is in effect:

2.1.                              It will continue to have all adequate working capital, facilities and highly-qualified personnel to accomplish all of its undertakings pursuant to this Agreement.

2.2.                              It and the sterilization facilities it utilizes will maintain the certifications set forth in Appendix “2.2” attached hereto and fully meet all the requirements pertaining thereto.

2.3.                              It will not be involved, during the term of this Agreement and for three years thereafter, in any way, directly or indirectly, in the manufacturing of sheaths for the use in medical imaging applications or in the manufacturing of products related to the Products, for any person or entity other than the Company, except with the prior written consent of the Company, which consent shall not be unreasonably withheld.

3.                                       General Obligation of the Manufacturer

3.1.                              The Manufacturer undertakes to Manufacture all Products for the Company in accordance with the terms and conditions of this Agreement.

3.2.                              The Manufacturer undertakes to Manufacture the Products on a regular and on-going basis, according to the highest quality standards, in strict conformity with the Specifications and with the terms and conditions of this Agreement and the Manufacturer shall not deviate from nor change the Specifications, the Manufacture process or the Materials without the prior written approval of the Company. The Manufacturer shall control all environmental conditions to assure that there is no adverse effect to the Products.

3.3.                              The Specifications may be modified by the Company upon reasonable advance written notice to the Manufacturer. The Company shall not be liable to pay any sum to the Manufacturer as a result of any such modifications, provided however, that if any such modification shall directly affect the cost of production of the Products, then the Parties shall renegotiate, in good faith, the Purchase Price (as defined in Section 10.1 below) of the relevant modified Products. All changes to the Specifications will be communicated to the Manufacturer in writing and the Manufacturer shall promptly confirm in writing the receipt thereof.

3.4.                              All Materials shall be procured by the Manufacturer at its own cost and expense. The Company may provide the Manufacturer with sample quantities of Materials for validation and testing purposes.

3.5.                              The Manufacturer undertakes to make on-going efforts to reduce the manufacturing costs, including but not limited to cost reduction of the materials and/or the labor, by suggesting Improvements and modifications to the Products and/or the manufacturing processes.  Any such cost reduction shall reduce the Purchase Price by the same amount. The Company shall reimburse the Manufacturer for pre-approved out-of-pocket expenses incurred by it in reducing the aforementioned manufacturing costs.

4.                                       Company Equipment

4.1.                              Title of any Company Equipment shall, at all times, be vested solely with the Company and the Manufacturer shall have no right with respect thereto, including lien in accordance with any applicable law, and until return of same to the Company in accordance with the terms of this Agreement, the Manufacturer shall ensure that the Company Equipment is always maintained in good working order and condition, free and clear of any liens, charges, attachments, encumbrances or other third party rights.  Notwithstanding the above, Company Equipment financed by the Company, but purchased by the Manufacturer, shall be the property of the Manufacturer.  The Company shall have the sole right to move and lease such Company Equipment that the Company financed.

4.2.                              Upon termination of this Agreement, for any reason whatsoever, the Manufacturer shall forthwith return all Company Equipment to the Company, at its own risk and expense, in good working order and condition.

4.3.                              The Manufacturer shall insure the Company Equipment, at its own expense, in an appropriate amount, which shall not be less than the full replacement value thereof, under a valid and enforceable insurance policy issued by a reputable insurer (the “Policy”).  The terms of the Policy shall be subject to the approval of the Company which shall be included as a loss payee and an additional insured party in said Policy, and the Manufacturer shall deliver to the Company a certificate from the insurance company evidencing the addition of the Company as such additional insured party to the Policy, and confirming that the insurance company undertakes not to terminate the Policy or to let it expire or change its terms, without giving the Company a written notice of at least 60 days. The Policy shall further stipulate that any monies payable thereunder shall be remitted directly to the Company. The Manufacturer shall furnish the Company with a copy of the relevant Policy together with a copy of each receipt issued, from time to time, by the insurer in respect of the payment of premium thereon.

5.                                       Manufacturing Equipment

5.1.                              The Manufacturer shall work with the Company to prepare a protocol setting forth the procedures for testing and validating the quality of the Manufacturing Equipment (the “Equipment Validation Protocol”). The Manufacturer shall then perform the testing outlined in the Equipment Validation Protocol as well as record the test data and provide the Company with a detailed report.

5.2.                              The Equipment Validation Protocol shall be subject to the approval of the Company. The Manufacturer shall promptly implement all changes in the Equipment Validation Protocol required by the Company in accordance with the Company’s instructions.

5.3.                              Prior to using the Manufacturing Equipment for the Manufacture pursuant to this Agreement, the Company shall be entitled to inspect same, in accordance with the Equipment Validation Protocol, and the Manufacturer shall not commence any manufacturing activities, save for testing and validation purposes, without the prior written approval of the Company.

6.                                       Sub-Contracting

The Parties recognize that the Manufacturer may need to use sub-contractors for the Manufacture of the Products, however, the Manufacturer shall not have the right to subcontract the Manufacture or any portion thereof to any third party, without the prior written consent of the Company and subject to the terms and conditions to be mutually agreed upon with respect to any subcontract.

7.                                       Quality and Regulatory Procedures

7.1.                              The Company shall have the right to observe the Products in the process of Manufacture and to inspect finished Products at any time during normal business hours, either at the manufacturing facilities or at the storage facilities of the Manufacturer, and to inspect the Manufacturer’s subcontractors. Any such inspection or the lack of it shall not derogate from any undertaking or obligation of the Manufacturer contained herein.

7.2.                              The Manufacturer agrees that the Company, for the purpose of maintaining the Company’s status as meeting the requirements under ISO 9001, EN46001 and ISO 13485 or any other purpose, or a third party on its behalf, shall be entitled, during normal business hours and upon reasonable advance notice, to perform a quality audit of the Manufacturer’s manufacturing operations (including its subcontractors) and the Manufacturer shall respond to all audit findings in a timely manner.

7.3.                              The Manufacturer shall Manufacture the Products solely with the Materials and shall not use any substitute materials without the prior written approval of the Company. The Manufacturer shall purchase the Materials solely from suppliers approved by the Company.

7.4.                              Each Product lot shall be identified during all phases of Manufacture and finished Products permanently identified by a control number to facilitate full traceability of its Manufacture and field placement.

7.5.                              The Manufacturer shall carefully document the Manufacture of each Product lot in the Device History Record (“DHR”).  The DHR shall document, inter alia, the lot control number, the date of manufacture, the quantity manufactured for the lot, identification of the individual(s) performing the manufacturing operations, identification of the individual(s) performing the quality testing procedures, acceptance records including results of the quality testing procedures, the quantity released for distribution, a sample of the labeling, and identification of the individual(s) responsible for verification of the DHR and final release of the Product. The manufacturing operations and quality testing procedures shall be carried out in accordance with the written procedures prepared by the Parties, as aforesaid. For each Product lot, the Manufacturer shall provide the Company with a hard-copy of the DHR, appropriately signed by all manufacturing and quality personnel.  All records generated by the Manufacturer and related to the Manufacture of the Product, shall be maintained for a period of at least 2 years following the expiration of the shelf life of each lot of the Product. In the event that the Company receives information of any failure of a Product purchased from the Manufacturer, the Manufacturer shall, within 72 hours of receiving any request from the Company, furnish the Company with a copy of the DHR pertaining to such Product.

7.6.                              The Manufacturer shall certify that all of the Manufacturer’s personnel, and any sub-contractor, who engage in the Manufacture hereunder, shall receive all necessary and appropriate training.

7.7.                              The Manufacturer agrees at no additional cost to the Company, to fully cooperate as required to prepare for and participate in quality audits of the Manufacturer’s facility by all applicable regulatory agencies.  The Manufacturer agrees to make all appropriate personnel available as necessary for this purpose. The Manufacturer agrees to notify the Company of all observations made by regulatory agencies, which perform audits of the Manufacturer’s facility from time to time in relation to the Products as well as to any products other than the Products. For the sake of clarity, the Manufacturer shall not charge the Company for said audits. To further clarify, the Manufacturer shall not be responsible to pay the out-of-pocket cost, including travel related expenses, for audits of the Manufacturer performed by an agent of the Company as part of the agent’s audit of the Company.

7.8.                              The Manufacturer shall immediately report to the Company any problems, difficulties or deviations from the Specifications, which it encounters during the Manufacture of the Products.

7.9.                              The Manufacturer shall supply to the Company, free of charge, at least one complete set of documentation for each Product, including the documentation detailed in Appendix “7.9” attached hereto.

8.                                       Orders and Delivery

8.1.                              Within 30 days of the Effective Date, the Company shall furnish the Manufacturer with a non-binding forecast, estimating the quantity of each Product that the Company intends to purchase from the Manufacturer during the following 6-month period (the “Forecast”). The Forecast will be revolving and updated, from time to time, by the Company prior to the expiration of each month covered by the Forecast, so that the Forecast shall at any given time cover a period of 6 months.

8.2.                              Upon submission of the Forecast to the Manufacturer, the Company shall furnish the Manufacturer with a binding purchase order for Products for the ensuing 3-month period and shall, 30 days prior to the expiration of the aforementioned 3-month period and of each consecutive 3-month period furnish the Manufacturer with a binding purchase order for Products for the respective following 3-month period(s) (the “Binding Purchase Orders”).

8.3.                              Any Products covered by a Binding Purchase Order shall be Manufactured by the Manufacturer and delivered to the Company, or to a destination specified by the Company, within 5 days, earlier or after, of the date specified in the Binding Purchase Order, provided however that with respect to any Additional Increased Products (as defined in Section 8.4.1 below), the delivery period shall be within 30 days of submission by the Company of the notice requiring the relevant increase.

8.4.                              Notwithstanding anything else to the contrary contained herein, the Company shall be entitled to (by giving written notice to the Manufacturer):

8.4.1.                     Increase the number of Products covered by any Binding Purchase Order (the “Additional Increased Products”), provided that the aggregate Products ordered by the Company during any given 6-month period shall not exceed by more than 35% the respective Forecast, unless accepted by the Manufacturer in writing; or

8.4.2.                     Require the Manufacturer to postpone delivery of any Product covered by a Binding Purchase Order (including any Additional Increased Products) by up to 60 days, provided that such requirement is submitted to the Manufacturer not later than 30 days prior to the specified Delivery Date; or

8.4.3.                     Cancel any Binding Purchase Order, in whole or in part, provided that a notice with respect thereto is submitted to the Manufacturer not later than 45 days prior to the specified Delivery Date and that the Company shall reimburse the

Manufacturer for all costs actually spent in the purchase of the Materials pertaining thereto, as evidenced by proper documentation, against delivery of such Materials to the Company.

8.5.                              Delivery of Products shall be made on a FCA (as such term is defined in Incoterms 2000, publication 560 of the International Chamber of Commerce) Ben-Gurion airport basis. The Company shall have the right to designate one or more destinations for the Products of each Binding Purchase Order 10 days prior to the shipment by the Manufacturer.

8.6.                              If the Manufacturer discovers at any time that, using best efforts, it is unable to deliver a Binding Purchase Order on a respective Delivery Date, the Manufacturer shall immediately so notify the Company and inform the Company of the earliest possible alternative delivery date. Upon the Company’s receipt of such notice or if the Manufacturer has failed to so notify the Company at least 30 days prior to the relevant Delivery Date, the Company may, at its sole option (without derogating from any additional or other remedy or right that may be available to it pursuant to this Agreement and/or the applicable law):

8.6.1.                     Cancel, in whole or in part, the Binding Purchase Order, refuse to accept delivery and return the cancelled Products, as aforesaid, to the Manufacturer, freight collect, at the Manufacturer’s risk; or

8.6.2.                     Reschedule the delivery date to a date agreeable to the Manufacturer, which date shall become the Delivery Date.

8.7.                              The Manufacturer may make delivery of less than the full number of Products included in a Binding Purchase Order only with the prior written approval of the Company.

8.8.                              The Manufacturer warrants that it has obtained all standard government, health, consumer protection and safety approvals required by the applicable law, if any, in Israel, Europe and in the U.S.A., with respect to the Manufacture, sale and delivery of the Products.

9.                                       Inventory

Within 90 days following the Manufacture of the first Products by the Manufacturer pursuant to this Agreement and during the entire term of this Agreement, the Manufacturer shall maintain, at its warehouse in New Jersey, U.S.A., a rolling inventory of Products in such quantity that meets the amount of Products set forth in the Forecast for at least a 3 month period.

10.                                 Payment Terms

10.1.                        In consideration for the fulfillment of all of the Manufacturer’s undertakings and obligations hereunder, the Company undertakes to pay the Manufacturer for each Product delivered to it pursuant to the terms of this Agreement the price set forth in Appendix “10.1” attached hereto (the “Purchase Price”).

10.2.                        The Company shall pay the Purchase Price for each Product within 30 days following the expiration of the calendar month during which such Product shall have been delivered to the Company in accordance with the terms of this Agreement.

10.3.                        The Parties shall evaluate the costs of production of the Products on an annual basis and any change of the Purchase Price shall not be effected, except with the prior written consent of the Parties, who shall negotiate any required change in good faith. For the sake of clarity, any Binding Purchase Orders placed by the Company prior to agreeing in writing with the Manufacturer on any change in the Purchase Price, shall not be affected by any such change and be supplied to the Company at the price specified in the Binding Purchase Orders .

11.                                 Acceptance of Products

11.1.                        The Company shall be entitled to reject any Non-Conforming Products delivered to it within 30 days of delivery of the relevant Product to the Company.

11.2.                        The Manufacturer shall, at its sole cost and expense, replace any rejected Non-Conforming Products and supply the Company with replaced new Conforming Products, at its own risk and expense, within 15 days following receipt by the Manufacturer of the rejected Non-Conforming Products.

11.3.                        For the sake of clarity, the Company’s rights under this Section are in addition to, and not in lieu of, any other rights or remedies that the Company may have under this Agreement or at law.

12.                                 Insurance

12.1.                        The Manufacturer shall assume full liability regarding, and hold harmless and immediately defend and indemnify the Company, its customers, officers, directors, agents, employees, shareholders, successors and assignees, and each of them, from and against, any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, losses, damages, costs, charges, attorney’s fees and other expenses of every nature or character regarding any death or personal injury, of any nature whatsoever, or property damages, of any nature whatsoever, caused by or resulting from the Products, including, without limiting, from the Manufacture, or otherwise, arising out of or resulting from any act or omission attributable to the Manufacturer, its permitted sub-contractors, if any, or anybody else for which the Manufacturer is responsible.

12.2.                        The Manufacturer shall, at its own expense, keep itself insured, as long as any of the aforementioned risks exist, in an appropriate amount, which shall not be less than $1,000,000 against any third party claims, and shall effect such insurance under a valid and enforceable insurance policy issued by a reputable insurer. The Manufacturer shall procure that the Company shall be included as an additional insured party in said policy, and shall deliver to the Company, within 7 (seven) days after the signature of this Agreement, a certificate from the insurance company evidencing the addition of the Company as such additional insured party to the policy, and confirming that the insurance company undertakes not to terminate the policy or to let it expire, without giving the Company a written notice of at least 60 (sixty) days, prior to the termination or expiration of said policy.  The Manufacturer shall furnish the Company with a copy of the relevant policy together with a copy of each receipt issued, from time to time, by the insurer in respect of the payment of premium thereon.

13.                                 Warranty

13.1.                        The Manufacturer represents, warrants and covenants that each Product Manufactured for the Company hereunder shall be a Conforming Product for a period of the applicable shelf life of such Product as set forth in the Specifications (the “Warranty Period”).

13.2.                        The Manufacturer undertakes to assume full liability towards the Company and each person who purchase the Products from the Company or from the Company’s distributors or dealers, and at the request of the Company replace, free of charge, any Non-Conforming Product with a new Conforming Product, and supply such new Conforming Product to the Company or its designee(s), within 15 days after the receipt by the Manufacturer of the relevant returned Non-Conforming Product. The Manufacturer shall immediately reimburse the Company for all expenses incurred in the return of such Non-Conforming Products to the Manufacturer, and shall deliver the replacement Conforming Products to the Company or its designee(s), within the aforementioned period, at its own risk and expense.

13.3.                        All requests with respect to the Manufacturer’s warranty hereunder should be submitted to the Manufacturer within the Warranty Period.

14.                                 Confidential Information

14.1.                        The Manufacturer agrees and declares that all Proprietary Information and any rights in connection therewith shall be the sole property of the Company and its assignees at all times.

14.2.                        The Manufacturer will keep in strictest confidence and trust all Proprietary Information and will not directly or indirectly, communicate, publish, describe, or divulge any Proprietary Information or anything relating thereto to any person or body, except to its employees and sub-contractors on a “need-to-know” basis and solely for the purpose of discharging its obligations pursuant to this Agreement (the “Purpose”) and provided that any such employee or sub-contractor has executed an undertaking prohibiting the use and disclosure of Proprietary Information in accordance with the terms of this Agreement.

14.3.                        The Manufacturer undertakes to take all necessary steps to ensure that the Proprietary Information will not reach the hands of any third party and that the aforementioned employees and sub-contractors will maintain absolute secrecy with regards to the Proprietary Information. It is agreed and understood that the disclosure or use of Proprietary Information by any such employee or sub-contractor, in violation of the provisions of this Agreement, shall be deemed for all intents and purposes as disclosure or use by the Manufacturer itself, contrary to the terms and conditions of this Agreement.

14.4.                        The Manufacturer undertakes not to, directly or indirectly, use or apply the Proprietary Information in any way whatsoever, except for the Purpose.

14.5.                        All drawings, prints, print-outs, calculations, computations, documents, reports, written and other records, discs, magnetic and other tapes and all other forms or methods of storage of information (all of the above shall hereinafter be referred to as “ISD”) given, delivered or made available to or prepared or generated by or on behalf of the Manufacturer in connection with the Proprietary Information hereunder shall remain at all times and for all intents and purposes the property of the Company and shall be deemed loaned to the Manufacturer for the Purpose.

14.6.                        Upon termination of this Agreement the Manufacturer shall return to the Company any and all Proprietary Information, whether contained in ISD or otherwise, including all copies thereof, if any.

14.7.                        All Intellectual Property Rights and any other rights of whatsoever kind and nature in, to and in connection with the Proprietary Information and the use, application, utilization, and commercialization thereof are and shall be vested exclusively in the Company. This Agreement and the performance thereof do not grant to or confer upon and shall not be construed or interpreted as granting to or conferring upon the Manufacturer any right, license or privilege in, to or in connection with the Proprietary Information or the use, application, utilization or commercialization thereof, except for the Purpose.

14.8.                        Nothing in this Agreement shall be construed or deemed as derogating from any right or remedy available to the Company by reason of any Intellectual Property Right which is or may be available to or registered in the name of the Company in any jurisdiction, nor from any additional right or remedy available to the Company under the relevant laws of any applicable jurisdiction.

15.                                 Intellectual Property Rights and Improvements

15.1.                        The Manufacturer acknowledges the Company’s exclusive right, title and interest in any and all Intellectual Property Rights pertaining to Company and/or the Products and/or the Proprietary Information, and the Manufacturer undertakes that it shall not do, or cause to be done, any acts or things contesting or in any way impairing or tending to impair any portion of Company’s right, title and interest in and to the Intellectual Property Rights or represent in any manner that it possesses any ownership interest in the Intellectual Property Rights or the registration thereof.

15.2.                        All Improvements and all Intellectual Proprietary Rights therein, shall be and remain at all times the property of the Company and the Manufacturer shall not have any right, title or interest therein.

15.3.                        The Manufacturer shall forthwith communicate to the Company the details of any such Improvement, and, upon the request of the Company, execute or cause any of its employees or agents to execute, any and all documents required by the Company in order to properly effect the title of any such Improvement in the name of the Company.

15.4.                        Without derogating from the generality of the aforesaid, all the provisions of this Agreement, shall apply, mutatis mutandis, also with respect to all Improvements.

15.5.                        The Manufacturer shall not be entitled to Manufacture, sell or distribute the Products, except to the Company and in accordance with the terms and conditions of this Agreement.

16.                                 Trademarks

The Manufacturer shall affix to the Products such trademarks, brand names, copyright symbols or other intellectual property rights notices, as shall be required by the Company, from time to time. The Manufacturer expressly recognizes and agrees that it shall acquire no right, title or interest in or to the aforementioned by the terms of this Agreement or by performance of its obligations hereunder.

17.                                 Term and Termination

17.1.                        This Agreement shall enter into force upon the date of signature hereof by both Parties and shall remain in force and affect for an indefinite period, unless and until terminated by either Party in accordance with the provisions of this Agreement.

17.2.                        Either Party shall be entitled to terminate this Agreement at any time by giving the other Party a prior written notice of at least 180 days.

17.3.                        Either Party shall have the right to terminate this Agreement without notice (without prejudice to other rights or remedies to which it may be entitled pursuant to this Agreement and/or to the applicable law) by writing to the other in any of the following events:

17.3.1.               The other Party enters into liquidation or is declared insolvent or bankrupt, or has a liquidator or an interim liquidator or a receiver or an interim receiver of its assets or a material part thereof appointed, and such appointment is not removed within a period of 60 (sixty) days, or seeks or is subject to any other similar relief or procedure under any bankruptcy laws, insolvency laws or similar statutes;

17.3.2.               The other Party commits any irremediable breach of this Agreement or fails in any other respect which is not remediable to comply with the terms of this Agreement;

17.3.3.               The other Party commits any material breach of this Agreement or fails in any other respect to comply with any material term of this Agreement and shall fail to remedy such breach or failure to comply with this Agreement within a period of 14 days from the service on it of a notice from the other Party, specifying the breach or failure and requiring it to be remedied.

17.4.                        The Company may, upon thirty (30) days advance written notice to the Manufacturer, terminate this Agreement if there is any change in the ownership or effective control of the Manufacturer or the Company. Either party shall promptly advise the other party on any such envisaged or actual change.

18.                                 Effects of Termination

18.1.                        All Binding Purchase Orders placed by the Company prior to the termination of this Agreement shall be honored by the Manufacturer in accordance with the terms of this Agreement, unless the Parties agree to different terms in writing. Provided that, in the event that this Agreement is terminated by the Company in pursuant to the provisions of Section 17.3 above, the Company shall be entitled to cancel all outstanding orders not yet delivered.

18.2.                        For the sake of clarity, it is hereby agreed and understood that the termination of this Agreement for any reason whatsoever, will not release either party from any:

18.2.1.               Obligations, duties or liabilities that have been incurred prior to such termination;

18.2.2.               Obligations, duties or liabilities which, from the context hereof or the nature thereof, are intended to survive the termination of this Agreement, including those contained in Sections 4.3, 13, 14 and 15 above.

19.                                 General Representations

Either Party hereby warrants, confirms and undertakes that:

19.1.                        It has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated therein;

19.2.                        The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and this Agreement constitutes a valid, legal and binding agreement of such Party, enforceable against it in accordance with its terms;

19.3.                        Neither the execution and delivery of this Agreement by it nor the consummation of the transactions contemplated hereby will (i) violate, or result in a default under any note, agreement, contract, understanding, arrangement, restriction or other instrument or obligation to which it is a party or by which it may be bound; or (ii) violate any order, award, injunction, judgment or decree to which it is subject;

19.4.                        Upon the signature hereof, it shall submit to the other Party a letter from its legal counsel confirming its due establishment, powers and authority to enter into this Agreement and to perform its obligations thereunder, and that the person who signed this Agreement on its behalf is duly authorized and empowered to sign this Agreement on its behalf.

20.                                 Right of First Refusal

As long as the business of the Company with the Manufacturer exceeds 10% of the Manufacturer’s revenues during the immediately preceding 12-month period, the Company shall have a right of first refusal with respect to: (i) the sale of all or substantially all of the assets of the Manufacturer; and/or (ii) the sale of all or substantially all of the shares of the Manufacturer; and/or (iii) the sale by Lily Baranes and/or S.P.R.A. Trustee Ltd. (or any successors thereof) of all or substantially all of their shares in the Manufacturer. The Manufacturer shall promptly advise the Company in writing on any such envisaged sale, including all the terms and conditions pertaining thereto (the “Offer”), and including the price and the identity of the envisaged purchaser (the “Purchaser”). If the Company shall not advise the Manufacturer within 90 days of receipt of the Offer that it accepts the Offer, then the Manufacturer or its shareholders, as the case may be, shall be entitled to consummate the relevant sale with the Purchaser, within a period of 90 days following the expiration of said 90-day period, on terms not more favorable to the Purchaser than those contained in the Offer. Any sale following the expiration of said 90-day period shall be subject to the aforementioned right of first refusal, mutatis mutandis.  It is agreed and understood that the right set forth in (iii) above is subject to the right of first refusal granted to Ilan Brandt under the Articles of Association of the Manufacturer. In the event that the Company shall desire to exercise its right of first refusal, as aforesaid, and such exercise shall be prevented due to Ilan Brandt’s desire to exercise his right of first refusal, then Lily Baranes and/or

S.P.R.A. shall use best efforts to cause Ilan Brandt to waive his right of first refusal or purchase his shares in the Company. Concurrently with the signature hereof the Manufacturer shall furnish the Company with an undertaking from Lily Baranes and/or S.P.R.A., in a form acceptable to the Company, to comply with the terms of this Section 20.

21.                                 Miscellaneous

21.1.                        The Company may, without obtaining the consent of the Manufacturer, assign or transfer this Agreement or any part thereof, to any third party. The Manufacturer shall not be entitled to assign or transfer this Agreement or any of its rights or obligations hereunder, in whole or in part, to any third party, without the prior written consent of the Company.

21.2.                        The relationship between the Parties is that of independent contractors. Nothing in this Agreement shall be deemed or construed to constitute or create between the Parties hereto, a partnership or a joint venture, or to create a relationship of employer-employee between the Parties and no employee of either Party shall be considered to be an employee of the other Party for any purpose whatsoever.

21.3.                        The Manufacturer undertakes not to incur any liability on behalf of Company or in any way pledge or purport to pledge the credit of Company or accept any order or enter into any obligation or any contract on behalf of Company and/or which may bind Company, unless so instructed by Company in writing and in advance.

21.4.                        Failure of either Party to enforce any right hereunder shall not waive any right in respect of the same or other future occurrences.

21.5.                        In case any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein, including the affected provision to the extent valid, legal and enforceable, shall not in any way be affected or impaired thereby.

21.6.                        The headings of this Agreement are for ease of reference only and shall not govern or affect the construction hereof.

21.7.                        The terms and conditions herein contained, constitute the entire and only agreement between the Parties hereto with respect to the subject matter hereof and shall supersede all previous communications, representations and/or agreement, either written or oral, between the Parties in respect of such subject matter.  No modification of said terms and conditions shall be binding unless agreed upon in writing and signed by both Parties.

21.8.                        The Preamble to this Agreement and all the Appendices attached thereto shall be deemed incorporated by reference herein and shall form an integral part hereof.

21.9.                        This Agreement shall be governed by and construed in accordance with the laws of the State of Israel and the Parties hereby submit to the exclusive jurisdiction of the competent courts of the city of Tel-Aviv, to the exclusion of any other jurisdiction.

21.10.                  Any notice and/or documents required or permitted to be submitted by either Party to the other under this Agreement, shall be in writing to the Party’s respective addresses set forth in the Preamble of this Agreement, or to any other address, as either Party may designate by giving a written notice to the other, and be deemed effectively delivered:

21.10.1.         If delivered personally, upon the date of delivery;

21.10.2.         If registered mailed, within 4 (four) working days from the dispatch thereof;

21.10.3.         If delivered by facsimile, within 24 (twenty four) working hours from the dispatch thereof.

IN WITNESS WHEREOF, the Parties have signed this Agreement on the date first hereinabove written.

Vision-Sciences, Inc.		Three BY Ltd.	[SEAL]

By:	/s/Ron Hadani	By:	Nahum Silvio, Adv. and /s/Zvi Haim

Title: President and CEO		Titles: Director and General Manager